                                                                     EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT


                                                      October 5, 1999


To each of the several Stockholders
named in Schedule I hereto

Gentlemen:

         An Agreement and Plan of Merger and Reorganization dated as of October 5, 1999 has been entered into by Silknet Software, Inc., a Delaware corporation (the "Company"), InSite Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, InSite Marketing Technology, Inc., a Delaware corporation ("InSite"), and those shareholders of InSite named on the signature pages thereto (the "Merger Agreement"). As a condition to the closing of the transactions contemplated by the Merger Agreement, the Company has agreed to enter into this Registration Rights Agreement with each of you (collectively, the "InSite Stockholders") and the Company hereby covenants and agrees with each of you as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  "Common Stock" shall mean the Common Stock, $.01 par value, of the Company, as constituted as of the date of this Agreement.

                  "Conversion Shares" shall mean the shares of Common Stock of the Company issued in exchange for the acquisition of the outstanding shares of capital stock of InSite pursuant to the terms of the Merger Agreement.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Holder" shall mean the person who is then the record owner of Registrable Securities which have not been sold to the public.

                  "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 4 or Section 5 hereof, including, without limitation, all registration and filing fees, printing expenses, transfer taxes, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of one counsel for all the selling Holders and other securityholders, and the expense of any special audits incident to or required by any such registration.

                  "Registrable Securities" shall mean (i) all of the Conversion Shares issued in connection with the Merger Agreement and (ii) any Common Stock issued in respect of the shares described in clause (i) upon any stock split, stock dividend, recapitalization or other similar event.

                  "Restricted Stock" shall mean the Conversion Shares, excluding Conversion Shares which have been (i) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (ii) publicly sold pursuant to Rule 144 under the Securities Act.

                  "Securities Act" shall mean the Securities Act of 1933 , as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

         2. Restrictive Legend. Each certificate representing Conversion Shares shall, except as otherwise provided in this Section 2 or in Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company (it being agreed that Testa, Hurwitz & Thibeault, LLP shall be satisfactory) the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws.

         3. Notice of Proposed Transfer. Prior to any proposed transfer of any Conversion Shares (other than under the circumstances described in Sections 4 or 5), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company (it being agreed that Testa, Hurwitz & Thibeault, LLP shall be satisfactory) to the effect that the proposed transfer may be effected without registration under the Securities Act and any applicable state securities laws, whereupon the holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a transfer to one or more partners or members of the transferor (in the case of a transferor that is a partnership or a limited liability company, respectively) or to an affiliated corporation (in the case of a transferor that is a corporation). Each certificate for Conversion Shares transferred as above provided shall bear the legend set forth in Section 2, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 3 shall not apply to securities which are not required to bear the legend prescribed by Section 2 in accordance with the provisions of that Section.

         4.       Registration on Form S-3.

                  (a) The Company shall use its reasonable best efforts to qualify for registration on Form S-3 or any comparable or successor form; and to that end the Company shall register (whether or not required by law to do so) the Common Stock under the Exchange Act, in accordance with the provisions of the Exchange Act following the effective date of the first registration of any securities of the Company on Form S-1 or any comparable or successor form. After the Company has qualified for the use of Form S-3, in addition to the rights contained in this Agreement, the Holders of Registrable Securities shall have the right to request one (1) registration on Form S-3 (such request shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided that in no event shall the Company be required to register shares with an aggregate market value (measured at the time of the receipt by the Company of such request) of less than $5,000,000. Upon the receipt of a request under this Section 4, the Company shall:

                  (i) promptly give written notice of the proposed registration to all other Holders; and

                  (ii) as soon as practicable, use all reasonable efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of such portion of such Registrable Securities as are specified in such request, together with such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within thirty days after receipt of such written notice from the Company. If the underwriter managing the offering advises the Holders who have requested inclusion of their Registrable Securities in such registration that marketing considerations require a limitation on the number of shares offered, such limitation shall be imposed pro rata among such Holders who requested inclusion of Registrable Securities in such registration according to the number of Registrable Securities each such Holder requested to be included in such registration. Neither the Company nor any other shareholder may include shares in a registration effected under this Section 4 without the consent of the Holders holding a majority of the Registrable Securities sought to be included in such registration if the inclusion of shares by the Company or the other shareholders would limit the number of Registrable Securities sought to be included by the Holders or reduce the offering price thereof. No registration initiated by Holders hereunder shall count as a registration under this Section 4 unless and until it shall have been declared effective.

                  (b) The Company shall select the underwriter for an offering made pursuant to this Section 4.

         5.       "Piggy Back" Registrations.

                  (a) If the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their registration rights, other than a registration relating solely to employee benefit plans, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                  (i) Promptly give to each Holder of Registrable Securities written notice thereof (which shall include the number of shares the Company or other security holder proposes to register and, if known, the name of the proposed underwriter); and

                  (ii) Use its reasonable best efforts to include in such registration all the Registrable Securities specified in a written request or requests, made by any Holder within twenty (20) days after the date of delivery of the written notice from the Company described in clause (i) above. If the underwriter advises the Company that marketing considerations require a limitation on the number of shares offered pursuant to any registration statement, then the maximum amount that the underwriter considers saleable shall be apportioned: First, to the Company to the extent of the shares to be registered for its own account, if any, second, among the selling shareholders exercising their demand registration rights to the extent such shareholders requested securities to be included in the registration statement, and then pro rata among the selling Holders and all other selling shareholders according to the number of shares each Holder and shareholder requested to be included in the registration statement.

                  (b) The Company shall select the underwriter for an offering made pursuant to this Section 5.

                  (c) In addition to the rights granted under Section 4 and
Section 5(a) of this Agreement, the Company hereby agrees that it shall make commercially reasonable efforts (subject to market conditions) to file with the Commission a registration statement on Form S-1 within four (4) months of the closing date under the Merger Agreement, including shares of Common Stock to be sold on behalf of the Company and/or any holder of registration rights who notifies the Company of its intention to participate in accordance with the registration rights provisions contained in (i) Article VI of the Company's Series C Preferred Stock Purchase Agreement dated as of May 11, 1998, (ii)
Article VI of the Company's Series D Preferred Stock Purchase Agreement dated as of

February 26, 1999 and (iii) this Agreement, if the reasonably anticipated aggregate price to the public of the shares of Common Stock to be included in such registration would exceed $10,000,000 in gross proceeds to the Company and/or selling securityholders; provided, however, that if the offering is anticipated to result in gross proceeds of less than $10,000,000 but greater than $5,000,000, then the holders of Registrable Securities shall be limited to selling in such offering no more than 30% of their Registrable Securities. In any case, any such offering must result in gross proceeds of at least $5,000,000 to the Company and/or selling securityholders. As soon practicable following filing of the registration statement described in the immediately preceding sentence with the Commission, the Company shall use all commercially reasonable efforts to cause such registration statement to become effective.

         6. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 4 or Section 5 shall be paid by the Company. All Selling Expenses incurred in connection with any such registration, qualification or compliance shall be borne by the holders of the securities registered, pro rata on the basis of the number of their shares so registered.

         7. Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder of Registrable Securities included in such registration advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will do the following for the benefit of such Holders:

                  (a) Keep such registration effective for a period of one hundred twenty days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs, and amend or supplement such registration statement and the prospectus contained therein from time to time to the extent necessary to comply with the Act and applicable state securities laws;

                  (b) Use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration under the applicable securities or "blue sky" laws of such jurisdictions as the selling shareholders may reasonably request; provided, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or otherwise required to be so qualified or to take any action which would subject it to the service of process in suits other than those arising out of such registration;

                  (c) Furnish such number of prospectuses, prospectus supplements or amendments and other documents incident thereto as a Holder from time to time may reasonably request;

                  (d) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 5(c) hereof, the Company will enter into any underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and is entered into by all of the Holders included in such registration;

                  (e) To the extent then permitted under applicable professional guidelines and standards, obtain (i) an opinion, dated the effective date of the registration statement, of counsel representing the Company for the purposes of such registration in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of the Registrable Securities and (ii) a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters in a public issuance of securities, addressed to the underwriters, if any, and the Holders requesting registration of the Registrable Securities, and provide copies thereof to the Holders; and

                  (f) Permit the counsel to the selling shareholders whose expenses are being paid pursuant to Section 6 hereof to inspect and copy such corporate documents as such counsel may reasonably request.

         8.       Indemnification.

                  (a) The Company will, and hereby does, indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls such underwriter within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or securities act of any state or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, whether or not resulting in any liability, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

                  (b) Each Holder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each other Holder and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holder's directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, whether or not resulting in liability, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the net proceeds received by such Holder upon sale of his securities.

                  (c) Each party entitled to indemnification under this Section 8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the failure of any Indemnifying Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Section 8 (except and to the extent the Indemnifying Party has been prejudiced as a consequence thereof). The Indemnifying Party will be entitled to participate in, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, at its expense to assume, the defense of any such claim or any litigation resulting therefrom, with counsel reasonably satisfactory to such Indemnified Party, provided that the Indemnified Party may participate in such defense at its expense, notwithstanding the assumption of such defense by the Indemnifying Party, and provided, further, that if the defendants in any such action shall include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or Parties and the reasonable fees and expenses of such counsel shall be paid by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which includes an admission of fault on the part of an Indemnified Party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified

Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall (i) furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom and (ii) shall reasonably assist the Indemnifying Party in any such defense, provided that the Indemnified Party shall be entitled to be reimbursed by the Indemnifying Party for its out-of-pocket expenses paid in connection with such assistance.

                  (d) No Holder shall be required to participate in a registration pursuant to which it would be required to execute an underwriting agreement in connection with a registration effected under Section 5 which imposes indemnification or contribution obligations on such Holder more onerous than those imposed hereunder; provided, however, that the Company shall not be deemed to breach the provisions of Section 5 if a Holder is not permitted to participate in a registration on account of his refusal to execute an underwriting agreement on the basis of this subsection (d).

         9. Information by Holder. Each Holder of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement or otherwise required by applicable state or federal securities laws.

         10. Exception to Registration. The Company shall not be required to effect a registration under this Agreement if (i) in the written opinion of counsel for the Company, which counsel and the opinion so rendered shall be reasonably acceptable to the Holders of Registrable Securities, such Holders may sell without registration under the Securities Act the Registrable Securities for which they requested registration under the provisions of the Securities Act and in the manner and in the quantity in which the Registrable Securities were proposed to be sold, or (ii) the Company shall have obtained from the Commission a "no-action" letter to that effect; provided that this Section 10 shall not apply to sales made under Rule 144(k) or any successor rule promulgated by the Commission until after the effective date of the Company's initial registration of shares under the Securities Act. Notwithstanding the foregoing, in no event shall the provisions of this Section 10 be construed to preclude a Holder of Registrable Securities from exercising rights under Section 5 for a period of two (2) years after the effective date of the Company's initial registration of shares under the Securities Act.

         11. Delay of Registration. For a period not to exceed 90 days, the Company shall not be obligated to prepare and file, or prevented from delaying or abandoning, a registration statement filed pursuant to this Agreement at any time when the Company, in its good faith judgment with advice of counsel, reasonably believes:

                  (a) that the filing thereof at the time requested, or the offering of Registrable Shares pursuant thereto, would materially and adversely affect (i) a pending or scheduled public offering of the Company's securities,
(ii) an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction by or of the Company, (iii) pre-existing and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions, or (d) the financial condition of the Company in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which may be required thereby; and

                  (b) that the failure to disclose any material information with respect to the foregoing would cause a violation of the Securities Act or the Exchange Act.

         12. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities (as that term is used in Rule 144 under the Securities Act) to the public without registration, the Company agrees to:

                  (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after 90 days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                  (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                  (c) furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

         13. Listing Application. If shares of any class of stock of the Company shall be listed on a national securities exchange, the Company shall, at its expense, include in its listing application all of the Conversion Shares owned by any InSite Stockholder.

         14. Damages. The Company recognizes and agrees that the holder of Registrable Securities shall not have an adequate remedy if the Company fails to comply with the provisions of this Agreement, and that damages will not be readily ascertainable, and the Company expressly agrees that in the event of such failure, any Holder of Registrable Securities shall be entitled to seek specific performance of the Company's obligations hereunder and that the Company will not oppose an application seeking such specific performance based on there being an adequate remedy at law.

         15. Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

         16. Representations and Warranties of the Company. The Company represents and warrants to you as follows:

                  (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the certificate of incorporation or the by-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                  (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

         17.      Miscellaneous.

                  (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Restricted Stock), whether so expressed or not, provided, however, that registration rights conferred herein on the holders of Restricted Stock shall only inure to the benefit of a transferee of Restricted Stock if (i) there is transferred to such transferee at least 20% of the total shares of Restricted Stock originally issued pursuant to the Merger Agreement to the direct or indirect transferor of such transferee or (ii) such transferee is a partner, shareholder or affiliate of a party hereto.

                  (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

                  if to the Company or any other party hereto, at the address of such party set forth in the Merger Agreement;

                  if to any subsequent holder of Restricted Stock, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Restricted Stock) or to the holders of Restricted Stock (in the case of the Company) in accordance with the provisions of this paragraph.

                  (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least two-thirds of the outstanding shares of Restricted Stock.

                  (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (f) The obligations of the Company to register shares of Restricted Stock under Sections 4 or 5 shall terminate on the fifteenth (15th) anniversary of the date of this Agreement.

                  (g) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

         Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be a binding agreement between the Company and you.

                                   Very truly yours,


                                   SILKNET SOFTWARE, INC.

                                   By:  /s/ James C. Wood
                                        ---------------------------------------
                                   Name:    James C. Wood
                                   Title:   President, Chief Executive Officer
                                            and Chairman of the Board

AGREED TO AND ACCEPTED as of the date first above written.

INSITE STOCKHOLDERS:


/s/ John D.C. Little
---------------------------
JOHN D.C. LITTLE
37 Conant Road
Lincoln, MA  01773


/s/ Glen L. Urban
---------------------------
GLEN L. URBAN
20 Pinebrook Road
Carlisle, MA  01741


JEFFREY STAMEN
6 Conant Road
Weston, MA  02493

By:  /s/ Glen L. Urban
     ---------------------------
Glen L. Urban, under Power of Attorney dated September 29, 1999

______________________________
RON L. CHESLEY
4800 Hwy A1A
#216
Vero Beach, FL  32963


MARC S. GILMAN
1015 Chestnut Street
Manchester, NH  03104

By:  /s/ Stefania Nappi
     ---------------------------------------
Stefania Nappi, under Power of Attorney dated September 30, 1999

THOMAS J. GOLIASH
1560 Gulf Boulevard
Penthouse #3
Clearwater, FL  33767

By: /s/ Stefania Nappi
    ----------------------------------------
Stefania Nappi, under Power of Attorney dated September 29, 1999


MORTON E. GOULDER
97 Ridge Road
PO Box 419
Hollis, NH  03049

By: /s/ Stefania Nappi
    ----------------------------------------
Stefania Nappi, under Power of Attorney dated September 30, 1999

DAVID J. JODOIN
10 Chelsari Lane
Hampstead, NH  03841

By: /s/ Stefania Nappi
    ----------------------------------------
Stefania Nappi, under Power of Attorney dated September 30, 1999


JAMES M. KENDALL
676 Reef Road
Vero Beach, FL  32963

By: /s/ Stefania Nappi
    ----------------------------------------
Stefania Nappi, under Power of Attorney dated September 29, 1999


GEORGE G. SCHWENK
177 Merriam Hill Road
Mason, NH  03048

By: /s/ Stefania Nappi
    ----------------------------------------
Stefania Nappi, under Power of Attorney dated September 29, 1999


MAURICE SEGALL
1501 Beacon Street
Apt. 1804
Brookline, MA  02446

By: /s/ Stefania Nappi
    ----------------------------------------
Stefania Nappi, under Power of Attorney dated September 29, 1999


ROBERT F. SPROULL
239 Kenrick Street
Newton, MA  02458-2731

By: /s/ Stefania Nappi
    ----------------------------------------
Stefania Nappi, under Power of Attorney dated September 30, 1999


FRANCIS H. ZENIE
166 Old Farm Lane
Attleboro, MA  02703

By: /s/ Stefania Nappi
    ----------------------------------------
Stefania Nappi, under Power of Attorney dated September 30, 1999

JON D. GRUBER
Gruber & McBaine
50 Osgood Place - PH
San Francisco, CA  94133

By: /s/ Stefania Nappi
    ----------------------------------------
Stefania Nappi, under Power of Attorney dated September 30, 1999


J. WYATT GRUBER
c/o Gruber & McBaine
50 Osgood Place - PH
San Francisco, CA  94133

By: /s/ Stefania Nappi
    ----------------------------------------
Stefania Nappi, under Power of Attorney dated September 30, 1999


LINDSAY D. GRUBER
c/o Gruber & McBaine
50 Osgood Place - PH
San Francisco, CA  94133

By: /s/ Stefania Nappi
    ----------------------------------------
Stefania Nappi, under Power of Attorney dated September 30, 1999



J. PATTERSON MCBAINE
Gruber & McBaine
50 Osgood Place - PH
San Francisco, CA  94133

By: /s/ Stefania Nappi
    ----------------------------------------
Stefania Nappi, under Power of Attorney dated September 30, 1999


ERIC B. SWERGOLD
c/o Gruber & McBaine
50 Osgood Place - PH
San Francisco, CA  94133

By: /s/ Stefania Nappi
    ----------------------------------------
Stefania Nappi, under Power of Attorney dated September 30, 1999


JOHN N. LITTLE
158 Woodland Street
Sherborn, MA  01770

By: /s/ John D.C. Little
    ----------------------------------------
John D.C. Little, under Power of Attorney dated September 29, 1999

SARAH A. LITTLE
14 Montvale Road
Wellesley, MA  02481

By: /s/ John D.C. Little
    ----------------------------------------
John D.C. Little, under Power of Attorney dated September 30, 1999


THOMAS LITTLE
80 Plymouth Road
Newton, MA  02461

By: /s/ John D.C. Little
    ----------------------------------------
John D.C. Little, under Power of Attorney dated September 29, 1999


RUEL D. LITTLE
57 Monsen Road
Concord, MA  01742

By: /s/ John D.C. Little
    ----------------------------------------
John D.C. Little, under Power of Attorney dated September 28, 1999


ATLANTIC MANAGEMENT ASSOCIATES

By: /s/ Stefania Nappi
    ----------------------------------------
Stefania Nappi, under Power of Attorney dated September 29, 1999


TRUST INVESTMENTS

By: /s/ Stefania Nappi
    ----------------------------------------
Stefania Nappi, under Power of Attorney dated September 29, 1999


BELCOM LTD.

By: /s/ Glen L. Urban
    ----------------------------------------
Glen L. Urban, under Power of Attorney dated September 29, 1999


DRANE ASSOCIATES L.P.

By: /s/ Glen L. Urban
    ----------------------------------------
Glen L. Urban, under Power of Attorney dated September 30, 1999


THE ANTHONY M. HELIES REVOCABLE TRUST

By: /s/ Stefania Nappi
    ----------------------------------------
Stefania Nappi, under Power of Attorney dated September 29, 1999

HARRIS AND HARRIS GROUP, INC.

By: /s/ Mel P. Melshelmer
    ----------------------------------------
Name: Mel P. Melshelmer
Title:   President